INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-63608 of the International Game Technology Profit Sharing Plan on Form S-8 of our report dated June 9, 2000, appearing in this Annual Report on Form 11-K of the International Game Technology Profit Sharing Plan for the year ended December 31, 1999.


Reno, NV
June 27, 2000